As filed with the Securities and Exchange Commission on September 28, 1998
================================================================================
                                                      Registration No. 333-58657
================================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                       ---------------------------------------
                            POST - EFFECTIVE AMENDMENT NO. 1
                                          TO
                                       FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ---------------------------------------



                             NationsBank Corporation
                    (To Be Renamed "BankAmerica Corporation")
                (Exact Name of Registrant as Specified in Its Charter)


               Delaware                               56-0906609
    (State or Other Jurisdiction                   (I.R.S. Employer)
 of Incorporation or Organization)                Identification No.)

                             NationsBank Corporate Center
                                100 North Tryon Street
                         Charlotte, North Carolina 28255
                       (Address of Principal Executive Offices)

 -------------------------------------------------------------------------------


                   NationsBank Corporation Key Employee Stock Plan


                               (Full Title of the Plan)

 -------------------------------------------------------------------------------

                              PAUL J. POLKING, ESQ.
                               Executive Vice President
                               and General Counsel
                             NationsBank Corporation
                             NationsBank Corporate Center
                                100 North Tryon Street
                         Charlotte, North Carolina 28255
                     (Name and Address of Agent for Service)

                                    (704) 386-5000
            (Telephone Number, Including Area Code, of Agent for Service)
 -------------------------------------------------------------------------------

                                EXPLANATORY NOTE


     This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-58657) (the "Registration Statement") is filed pursuant to Rule 414 of the Securities Act of 1933, as amended (the "Securities Act"), to notify the Securities and Exchange Commission (the "Commission") that NationsBank Corporation, a North Carolina corporation ("NationsBank"), has been reincorporated from North Carolina to Delaware by forming a new, wholly owned Delaware subsidiary named NationsBank (DE) Corporation ("NationsBank (DE)"), having no assets or liabilities other than nominal assets or liabilities, and merging NationsBank with and into NationsBank (DE) (the "Reincorporation Merger"), with NationsBank (DE) as the surviving corporation in the Reincorporation Merger and being named "NationsBank Corporation." The Reincorporation Merger was consummated on September 25, 1998 in accordance with the terms and conditions of the Plan of Reincorporation Merger by and between NationsBank and NationsBank (DE), dated as of August 3, 1998 (the "Reincorporation Merger Agreement"). Pursuant to the Reincorporation Merger Agreement, NationsBank (DE) acquired all of the assets and assumed all the liabilities and obligations of NationsBank.

      In addition, NationsBank and BankAmerica Corporation, a Delaware corporation ("BankAmerica"), have entered into an Agreement and Plan of Reorganization dated as of April 10, 1998, pursuant to which BankAmerica will merge with and into NationsBank (DE) (the "Merger"), with NationsBank (DE) as the surviving corporation in the Merger. Following the Merger, NationsBank (DE) will change its name to "BankAmerica Corporation." The Reincorporation Merger and the Merger were approved by the shareholders of NationsBank at a Special Meeting of Shareholders held on September 24, 1998 for which proxies were solicited pursuant to Rule 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").


      Subsequent to the Reincorporation Merger, shares of common stock of NationsBank issued pursuant to the NationsBank Corporation Key Employee Stock Plan (the "Plan") to which this Registration Statement relates shall be shares of common stock, par value $.01 per share, of NationsBank (DE), rather than shares of common stock of NationsBank.

      In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment No. 1, NationsBank (DE) expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents, which have been heretofore filed by NationsBank
(DE), a Delaware corporation (the "Registrant"), and its predecessor NationsBank, a North Carolina corporation, with the Commission pursuant to the Exchange Act, are incorporated by reference herein:

            (a) NationsBank's Annual Report on Form 10-K for the year ended December 31, 1997;


            (b) NationsBank's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 and Current Reports on Form 8-K filed January 14, 1998, January 22, 1998, February 3, 1998, March 13, 1998, March 23,
1998, April 15, 1998, April 16, 1998, April 17, 1998 (as amended on April 24,
1998, May 18, 1998 and August 17, 1998), May 6, 1998, May 13, 1998, July 7,
1998, July 13, 1998, July 23, 1998, and the Registrant's Current Report on Form 8-K filed September 28, 1998; and


            (c) The description of the Registrant's Common Stock contained in the Registrant's Current Report on Form 8-K filed September 28, 1998, and any amendment or report filed for the purpose of updating such description.

      All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment hereto that either indicates that all securities offered hereby have been sold or register all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      The Registrant will provide without charge to each person to whom a Prospectus constituting a part of this Registration Statement is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Charles J. Cooley, Principal Corporate Personnel Officer, NationsBank Corporation, NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. Telephone requests may be directed to (704) 386-5000.

Item 8.  Exhibits.

      The following exhibits are filed with or incorporated by reference in this Registration Statement.

Exhibit No.       Description of Exhibit

   5.1 Opinion of Paul J. Polking, Esq. as to the legality of the securities *

   23             Consent of PricewaterhouseCoopers LLP

   23.2           Consent of Ernst & Young LLP

   23.3           Consent of Paul J. Polking, Esq. (included in Exhibit 5.1) *

   24.1           Power of Attorney and Certified Resolutions *

----------------------
* Previously filed as an exhibit to the Registration Statement on Form S-8 to which this is Post-Effective Amendment No. 1

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on September 28, 1998.

                                    NATIONSBANK CORPORATION



                                    By:   /s/ Paul J. Polking
                                          -----------------------------
                                          Paul J. Polking
                                          Executive Vice President and
                                          General Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                                 Title                                  Date
      ---------                                 -----                                  ----


            *                 Chief Executive Officer and Director              September 28, 1998
--------------------------    (Principal Executive Officer)
Hugh L. McColl, Jr.


            *                 Vice Chairman and                                 September 28, 1998
------------------------      Chief Financial Officer and Director
James H. Hance, Jr.           (Principal Financial Officer)



            *                 Executive Vice President and                      September 28, 1998
------------------------      Chief Accounting Officer
Marc D. Oken                  (Principal Accounting Officer)


            *                 Chairman of the Board                             September 28, 1998
------------------------      and Director
Charles E. Rice


            *                 Director                                          September 28, 1998
------------------------
Ray C. Anderson


            *                 Director                                          September 28, 1998
------------------------
Rita Bornstein


            *                 Director                                          September 28, 1998
------------------------
B. A. Bridgewater, Jr.


                              Director                                          September __, 1998
------------------------
Thomas E. Capps


                                      II-3

                              Director                                          September __, 1998
------------------------
Alvin R. Carpenter


                              Director                                          September __, 1998
------------------------
Charles W. Coker


            *                 Director                                          September 28, 1998
------------------------
Thomas G. Cousins


            *                 Director                                          September 28, 1998
------------------------
Andrew B. Craig, III


            *                 Director                                          September 28, 1998
------------------------
Alan T. Dickson


            *                 Director                                          September 28, 1998
------------------------
Paul Fulton


            *                 Director                                          September 28, 1998
------------------------
C. Ray Holman


            *                 Director                                          September 28, 1998
------------------------
W. W. Johnson


            *                 President and Director                            September 28, 1998
------------------------
Kenneth D. Lewis


            *                 Director                                          September 28, 1998
------------------------
Russell W. Meyer, Jr.


            *                 Director                                          September 28, 1998
------------------------
Richard B. Priory


            *                 Director                                          September 28, 1998
------------------------
John C. Slane


            *                 Director                                          September 28, 1998
------------------------
O. Temple Sloan, Jr.


            *                 Director                                          September 28, 1998
------------------------
Meredith R. Spangler


                                      II-4

            *                 Director                                          September 28, 1998
------------------------
Albert E. Suter


            *                 Director                                          September 28, 1998
------------------------
Ronald Townsend


            *                 Director                                          September 28, 1998
------------------------
Jackie M. Ward


            *                 Director                                          September 28, 1998
------------------------
John A. Williams


            *                 Director                                          September 28, 1998
------------------------
Virgil R. Williams



*By:  /s/ Charles M. Berger
      ---------------------
          Charles M. Berger
          Attorney-in-Fact

                                INDEX TO EXHIBITS


Exhibit No.       Description of Exhibit
-----------       ----------------------

   5.1 Opinion of Paul J. Polking, Esq. as to the legality of the securities *

   23             Consent of PricewaterhouseCoopers LLP

   23.2           Consent of Ernst & Young LLP

   23.3           Consent of Paul J. Polking, Esq. (included in Exhibit 5.1.) *

   24.1           Power of Attorney and Certified Resolutions *

----------------------
* Previously filed as an exhibit to the Registration Statement on Form S-8 to which this is Post-Effective Amendment No. 1